UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2007

BOFI HOLDING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-51201	33-0867444
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12777 High Bluff Drive, #100 San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 350-6200

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

On April 2, 2007, Bank of Internet USA, a wholly-owned subsidiary of the registrant, issued a press release announcing a five-year agreement (Website Lease Agreement) with CWI, Inc. to offer loan and deposit products to customers of CWI, Inc. and its affiliates. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Under the terms of the Website Lease Agreement, Bank of Internet USA (Tenant) is leasing website space from CWI, Inc. (Landlord) and paying Landlord i) a one-time new account fee on each new bank product sold to customers through the Landlord’s website, ii) a recurring quarterly fee based upon average balances for certain types of the Tenant’s bank products maintained by customers obtained from the Landlord’s website, and iii) certain joint advertising costs for the first year and second year of the Website Lease Agreement. In addition, upon termination of the Website Lease Agreement, Tenant is generally obligated to pay Landlord for a period of 36 months a recurring quarterly fee based upon the average balances for certain types of the Tenant’s bank products maintained by customers obtained from the Landlord’s website. The Website Lease Agreement was executed on March 28, 2007 and commenced on April 1, 2007. The five-year term started effective March 1, 2007. A copy of the Website Lease Agreement is being furnished as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 8 – Other Events

Item 8.01	Other Events – Related Party Transactions Disclosure

Mr. Stephen Adams is the beneficial owner of approximately 9.9% of the registrant’s common stock and is a controlling shareholder of CWI, Inc. Therefore, the Website Lease Agreement between Bank of Internet USA and CWI, Inc., as disclosed in Item 1.01 of this Current Report on Form 8-K, is a related transaction under Item 404 of Regulation S-K of the Securities Exchange Act of 1934. Mr. Adams did not participate in the negotiations of the Website Lease Agreement between Bank of Internet USA and CWI, Inc. The registrant believes that the terms of the Website Lease Agreement were executed in good faith and the pricing is competitive with other commercially available alternatives. All amounts payable by Bank of Internet USA are payable directly to CWI, Inc. under the Website Lease Agreement and because such amounts are variable, as described in Item 1.01 above, they cannot be predicted with certainty. Moreover, predicting the amounts payable under the Website Lease Agreement is uncertain because Bank of Internet USA has limited experience with marketing agreements similar to the Website Lease Agreement and has no prior experience with CWI, Inc.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits.

(d)	Exhibits

10.1	Website Lease Agreement, executed March 28, 2007 between Bank of Internet USA and CWI, Inc.*

99.1	Press Release dated April 2, 2007

* - Portions of this document have been omitted and were filed separately with the Securities and Exchange Commission on April 2, 2007 pursuant to a request for confidential treatment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOFI Holding, Inc.

	By:	/s/ Gary Lewis Evans
Date: April 2, 2007		Gary Lewis Evans President and Chief Executive Officer

INDEX TO EXHIBITS

10.1	Website Lease Agreement, executed March 28, 2007 between Bank of Internet USA and CWI, Inc.*

99.1	Press Release dated April 2, 2007

*	- Portions of this document have been omitted and were filed separately with the Securities and Exchange Commission on April 2, 2007 pursuant to a request for confidential treatment.